UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2012

PEOPLE’S LIBERATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015

(Address of Principal Executive Offices/Zip Code)

(213) 745-2123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 2, 2012, People’s Liberation, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with TCP WR Acquisition, LLC (“TCP”). Pursuant to the Purchase Agreement and as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2012 (the “Original Filing”), the Company agreed to sell Variable Rate Senior Secured Convertible Debentures (the “Debentures”), warrants to purchase common stock (“Warrants”) and Series A Preferred Stock to TCP. The Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock is attached as Exhibit 3.1 to the Original Filing. The terms of the Series A Preferred are summarized in the Original Filing, which summary is incorporated herein by reference.

The first of two closings of the financing occurred on February 3, 2012. At the first closing, the Company sold to TCP $3,000,000 in principal amount of Debentures, issued to TCP a Warrant to purchase 3,428,571 shares of common stock and issued to TCP 3,000 shares of Series A Preferred Stock.

The second and final closing of the financing occurred on February 22, 2012. At the second closing, the Company sold to TCP $11,500,000 in principal amount of Debentures, issued to TCP a Warrant to purchase 13,142,857 shares of common stock and issued to TCP 11,500 shares of Series A Preferred Stock.

 The Purchase Agreement, Form of Debenture and Form of Warrant are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The Security Agreement and the Subsidiary Guarantee (both of which are defined and described in the Original Filing) are attached hereto as Exhibits 10.5 and 10.6 respectively.

Entry into Stockholders Agreement

As contemplated by the Purchase Agreement, at the second closing of the financing, the Company, TCP and Colin Dyne, the Company’s Chief Executive Officer and a director, entered into a Stockholders Agreement (the “Stockholders Agreement”). The terms of the Stockholders Agreement are summarized in the Original Filing, which summary is incorporated herein by this reference. The Stockholders Agreement is attached hereto as Exhibit 10.4.

Item 3.02           Unregistered Sales of Equity Securities

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to our issuance of Debentures, Warrants and Series A Preferred Stock, which disclosure is incorporated herein by this reference.

In connection with the financing, TCP represented to us that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that TCP is receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

Item 5.01	Changes in Control of Registrant

Reference is made to the Purchase Agreement and the other transaction documents entered into in connection therewith, and the transactions consummated pursuant thereto, including the issuance of the Series A Preferred Stock, Debentures and Warrants to TCP, as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 5.01 by this reference.

Pursuant to the Purchase Agreement, at the first closing we issued to TCP a Warrant to purchase 3,428,571 shares of Common Stock and 3,000 shares of Series A Preferred Stock. At the second closing, the Company issued an additional 11,500 shares of Series A Preferred Stock to TCP and Warrants to purchase 13,142,857 shares of Common Stock.

The holders of Series A Preferred Stock vote together as a single class with the holders of Common Stock on all matters requiring approval of the holders of Common Stock, except that each share of Preferred Stock is entitled to 5,714 votes.  Therefore, after the second closing, TCP has the right to vote 82,853,000 shares of the Company’s Common Stock (which excludes any shares obtained upon exercise of the warrants). This represents 69.7% of the Company’s outstanding voting securities immediately after the second closing. The issuance of the securities to TCP in the financing will allow TCP to control all matters submitted for approval to the holders of Common Stock.

Notwithstanding TCP’s ownership of 69.7% of the Company’s outstanding voting securities immediately after the second closing, TCP agrees in the Stockholders Agreement to limit to three, out of an initial total of six directors, the number of directors TCP has the right to nominate for election to the Board. A Special Committee of the Board comprised solely of directors then serving on the Board who were not nominated or appointed by TCP shall have the right to nominate the other three directors. If the size of the Board is increased to seven directors, the additional director will be appointed to the Board by a majority vote of the entire Board of Directors. Consequently, pursuant to the Stockholders Agreement, and notwithstanding TCP’s ownership of a majority of our voting securities, TCP will not have the right to elect a majority of the directors serving on the Board.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 At the second closing and as contemplated by the Purchase Agreement and the Stockholders Agreement, the Company increased the size of its Board of Directors (the “Board”) from three members to six members and appointed William Sweedler, Matthew D. Eby and Richard Gersten, each a Partner at Tengram Capital Partners, an affiliate of TCP, to serve as directors. Mr. Sweedler, Mr. Eby and Mr. Gersten will serve as Class I, Class II and Class III directors, respectively, for terms expiring at the 2012, 2013 and 2014 annual meeting of stockholders, respectively, and/or until their respective successors have been elected and qualified. At the second closing, William Sweedler was also appointed to serve as Chairman of the Board.

William Sweedler

Mr. Sweedler is presently Co-Founder and Partner of Tengram Capital Partners, a consumer private equity firm formed to invest in the consumer and retail sectors. He was formerly Chairman & CEO of Windsong Brands, a diversified brand development and investment company that specialized in the acquisition, growth, licensing, and comprehensive management of consumer branded intellectual property and businesses. Mr. Sweedler has over 20 years of experience in the consumer sector as an operator and strategic investor. Current portfolio companies and investments include Ellen Tracy, Joe's Jeans, Field & Stream, Caribbean Joe, Atlantis Weathergear, Carlos Falchi, Sharper Image, and Design Within Reach.

Prior to founding Windsong Brands, he was president & CEO of Joe Boxer, a wholly owned division of the Iconix Brand Group (NASDAQ: ICON) of which he was Executive Vice President and Director. Prior to Mr. Sweedler joining Iconix Brand Group, he was a founder of Windsong Allegiance Group (“WAG”), a diverse apparel marketer and brand manager. While CEO of WAG, he led the acquisition and restructuring of Joe Boxer, Hathaway Shirt Company, Como Sport, and New Frontier. He was responsible for licensing the Joe Boxer brand to Kmart, now Sears Holding Corporation, and Hathaway to Costco. Mr. Sweedler also led the merger, re-structure, and sale of the Joe Boxer, Hathaway, and New Frontier divisions of WAG.

Mr. Sweedler has served as a director to Iconix Brand Group and Bank of Westport (NASDAQ: BWST). He is currently Co-Chairman of Ellen Tracy, Caribbean Joe and Carlos Falchi. He is also a director at Field & Stream, Skip Barber Racing, and Design Within Reach (OTC: DWRI). Mr. Sweedler graduated from Babson College with a BS in Finance and Investments and joined Polo Ralph Lauren for four years prior to co-founding WAG.

Matthew Eby

Mr. Eby is presently Co-Founder and Partner of Tengram Capital Partners. From 2003 to 2010, prior to founding Tengram, Mr. Eby was the founder and Chief Investment Officer of JAWS Estates Capital, the private investment office of Barry Sternlicht and the Sternlicht family. In his capacity as CIO, he was responsible for investment and asset allocation decisions and recommendations across a broad spectrum of asset classes and investment strategies. His responsibilities included leading investments in hedge funds, private equity funds, direct transactions in a broad array of public markets and direct transactions in private companies.

During his tenure at JAWS, Mr. Eby invested in and led numerous private equity transactions. Mr. Eby developed an investment strategy that focused on branded consumer goods and intellectual property. In this space, Mr. Eby led investments in Field & Stream, Ellen Tracy, Joe’s Jeans, Caribbean Joe, and Carlos Falchi. Mr. Eby currently serves on the Boards of Directors of Brand Matter, Field & Stream, and Carlos Falchi.

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Prior to founding JAWS, Mr. Eby was an associate at Morgan Stanley from 2002-2003 and prior to entering the investment industry, he served five years as an officer in the U.S. Navy. Mr. Eby is a graduate of the United States Naval Academy and Harvard Business School.

Richard Gersten

Mr. Gersten is presently a Partner of Tengram Capital Partners. Mr. Gersten has over 18 years of experience in the private equity industry and has spent the last 13 years focused exclusively on the consumer sector. Prior to joining Tengram, he was a Partner at Catterton Partners, a leading private equity firm with an exclusive focus on providing equity capital to small to middle market consumer companies. During his time at Catterton, he was responsible for sourcing, evaluating and executing transactions in the consumer industry and post investment monitoring for companies. Mr. Gersten served on the board of directors of Strivectin, Aquasana, Van's Natural Foods, Monosol, and Dr. Miracle’s.

Prior to joining Catterton, Mr. Gersten was a Partner at North Castle Partners, a private equity firm focused on consumer investments that benefit from healthy living and aging trends. During his time at North Castle, he originated, executed and monitored investments primarily in the personal care, fitness and recreation and nutrition industries. He led the firm's focus in the Aesthetics and Personal Care industry and successfully completed investments in Avalon Natural Products, DDF Skincare and GloMinerals.

Prior to joining North Castle, Mr. Gersten was a Principal at NMS Capital, the merchant banking arm of NationsBanc Montgomery Securities. Prior to joining NMS Capital, he spent five years at BT Capital Partners, the private equity arm of Bankers Trust, where he helped originate, evaluate and monitor both control and minority investments in middle market companies.

Prior to joining BT Capital, Mr. Gersten was an Associate at Chemical Bank. Mr. Gersten received a B.S. in Economics from Union College (N.Y.) and an M.B.A. from the Wharton School at the University of Pennsylvania.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

10.1	Securities Purchase Agreement, dated February 2, 2012, between the Company and each purchaser identified on the signature page thereto.

10.2	Form of Debenture.

10.3	Form of Warrant.

10.4	Stockholders Agreement dated February 22, 2012, by and among the Company, Colin Dyne, TCP WR Acquisition, LLC, and the other stockholders party thereto.

10.5	Security Agreement, dated February 3, 2012, by and among the Company, certain subsidiaries of the Company and the holders of the Company’s Variable Rate Senior Secured Convertible Debentures signatory thereto.

10.6	Subsidiary Guarantee, dated February 3, 2012, by and among certain subsidiaries of the Company in favor of the purchasers signatory to that certain Securities Purchase Agreement, dated February 2, 2012, between the Company and such purchasers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLE’S LIBERATION, INC.

Date: February 28, 2012	By:	/s/ Colin Dyne
Colin Dyne, Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Securities Purchase Agreement, dated February 2, 2012, between the Company and each purchaser identified on the signature page thereto.

10.2	Form of Debenture.

10.3	Form of Warrant.

10.4	Stockholders Agreement dated February 22, 2012, by and among the Company, Colin Dyne, TCP WR Acquisition, LLC, and the other stockholders party thereto.

10.5	Security Agreement, dated February 3, 2012, by and among the Company, certain subsidiaries of the Company and the holders of the Company’s Variable Rate Senior Secured Convertible Debentures signatory thereto.

10.6	Subsidiary Guarantee, dated February 3, 2012, by and among certain subsidiaries of the Company in favor of the purchasers signatory to that certain Securities Purchase Agreement, dated February 2, 2012, between the Company and such purchasers.

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